Exhibit 10.43

VIVINT SOLAR, INC.

SUBSCRIPTION AGREEMENT

September 3, 2014

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) by and among VIVINT SOLAR, INC., a Delaware corporation (“Solar”), and each of the investors who have signed a counterpart signature page to this Agreement (individually a “Purchaser” and collectively, the “Purchasers”) is made as of the date set forth above.

WHEREAS, Solar desires an infusion of an aggregate of approximately $75 million of additional common equity capital into Solar based on a total pre-money equity valuation of $828.5 million; and

WHEREAS, Purchasers are willing to invest such amount in Solar common equity capital; and

WHEREAS, on the terms and subject to the conditions hereof, each of the Purchasers desires to subscribe for and acquire from Solar, and Solar desires to issue and sell to each of the Purchasers, shares of Solar common stock, par value $0.01 per share of Solar (“Solar Common Stock”) based on such valuation;

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1. Sale and Purchase of Subscription Securities. At the Closing (as defined below), upon the terms and subject to the conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase, and Solar agrees to sell and issue to each Purchaser, the number of shares of Solar Common Stock set forth in the space designated “Number of Shares” on such Purchaser’s counterpart signature page to this Agreement, at a cash purchase price of $10.666667 per share (the “Subscription Amount”). Solar’s agreement with each Purchaser is a separate agreement, and the sale and issuance of the Solar Common Stock to each Purchaser is a separate sale and issuance to such Purchaser. The shares of Solar Common Stock purchased by the Purchasers hereunder (including any additional shares subsequently issued pursuant to the adjustment mechanism described in Section 1(c) below) are referred to as the “Subscription Securities”.

(b) Subject to the satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions set forth in Section 2 of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) will take place at such time, date and location as the parties may mutually agree. At the Closing, Solar will duly record in its stockholder registry in the name of each of the Purchasers the applicable number of Subscription Securities, against the transfer, contribution and payment to Solar of the aggregate Subscription Amount related thereto, which shall represent payment in full for the Subscription Securities.

(c) From the date hereof until the earlier of (i) the initial public offering of Solar and (ii) the first anniversary of the Closing Date, in the event that Solar issues or sells any

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Solar Common Stock or any other securities of Solar or its subsidiaries that would entitle the holder thereof to acquire at any time Solar Common Stock (“Solar Common Stock Equivalent”) in one or more transactions to an unrelated third party, if such Solar Common Stock or Solar Common Stock Equivalent is sold at or otherwise reflects a Solar Common Stock valuation per share of less than $10.666667, then, as an adjustment in the purchase price per share for the Subscription Securities purchased by the Purchasers, Solar shall issue to each of the Purchasers or their respective transferees, as applicable, such number of additional shares of Solar Common Stock as would reflect, as of the Closing Date, the valuation per share of Solar Common Stock implied by such subsequent issuance. Such adjustment and issuance to the Purchasers of additional shares will occur serially in the event additional such issuances to a third party subsequently occur at an even lower valuation. The parties expect that the negotiations with respect to any such subsequent issuance would take into account the adjustment mechanism of this Section 1(c). In no event shall any of the Subscription Securities issued pursuant hereto and the related right to receive additional shares of Solar Common Stock as contemplated by this Section 1(c) be separable.

2. Conditions to Sale and Purchase of Subscription Securities.

(a) Notwithstanding anything in this Agreement to the contrary, none of the Purchasers will be under any obligation to purchase or subscribe for any Subscription Securities unless (i) the representations and warranties of Solar contained in Section 3 hereof are true and correct in all material respects as of the Closing and (ii) Solar is not in breach of any agreement, obligation or covenant herein required to be performed or observed by Solar on or prior to the Closing.

(b) Notwithstanding anything in this Agreement to the contrary, Solar shall be under no obligation to issue, sell or grant to any Purchaser any Subscription Securities unless (i) the representations and warranties of such Purchaser contained in Section 4 hereof are true and correct in all material respects as of the Closing and (ii) such Purchaser is not in breach of any agreement, obligation or covenant herein required to be performed or observed by such Purchaser on or prior to the Closing.

3. Representations and Warranties of Solar. Solar represents and warrants to each of the Purchasers as follows:

(a) Solar is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution and delivery by Solar of this Agreement, the performance by Solar of its obligations hereunder, and the consummation by Solar of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Solar; this Agreement has been duly executed and delivered by Solar and, assuming the due authorization, execution and delivery hereof by the Purchasers, constitutes a legal, valid and binding obligation of Solar, enforceable against Solar in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b) the Subscription Securities, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances of any kind other than under applicable securities laws or as set forth in the by-laws of Solar;

(c) the execution, delivery and performance by Solar of this Agreement and the consummation by Solar of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to Solar or its properties or assets; (ii) violate the provisions of the certificate of incorporation or by-laws of Solar, as amended to date; or (iii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to Solar or its properties or assets;

(d) no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be obtained from any third party (including, without limitation, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by Solar, in order (i) for this Agreement to constitute a legal, valid and binding obligation of Solar or (ii) to authorize or permit the consummation by Solar of the issuance of the Subscription Securities;

(e) As of the date hereof, without taking into effect the issuance of the Subscription Securities, the authorized capital stock of Solar consists of 100,000,000 shares of Solar Common Stock, of which 77,671,875 shares of Solar Common Stock were issued and outstanding; and

(f) Solar has not employed any broker or finder in connection with the transactions contemplated by this Agreement to whom any Purchaser might have any obligation.

4. Representations and Warranties of the Purchasers.

(a) Each Purchaser that is other than a natural person hereby represents and warrants to Solar that:

(i) Such Purchaser is a corporation, limited liability company, partnership, limited partnership or other entity or trust duly organized and validly existing and in good standing under the laws of the state of its organization or formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and

(ii) the execution and delivery by such Purchaser of this Agreement, the performance by such Purchaser of its obligations hereunder and the consummation by such Purchaser of the transactions contemplated hereby (A) have been duly authorized by all requisite action on the part of such Purchaser and (B) do not and will not, with or without the giving of notice or the passage of time or both, violate the provisions of the articles or certificate of incorporation, by-laws, certificate or articles of formation or organization, operating agreement or limited liability company agreement, partnership agreement or comparable documents, agreements or instruments of such Purchaser, in each case as amended to date.

(b) Each Purchaser hereby, severally as to itself or himself, and not jointly or as to any other Purchaser, represents and warrants to Solar that:

(i) this Agreement has been duly executed and delivered by such Purchaser and, assuming the due authorization, execution and delivery thereof by Solar, constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(ii) the execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to such Purchaser or its properties or assets; or (ii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to such Purchaser or its properties or assets;

(iii) no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to, and no filing is required to be obtained from, any third party (including, without limitation, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by such Purchaser, in order (i) for this Agreement to constitute a legal, valid and binding obligation of such Purchaser or (ii) to authorize or permit the consummation by such Purchaser of its purchase of the Subscription Securities;

(iv) such Purchaser (i) is an “accredited investor” within the definition of Regulation D promulgated under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), (ii) is experienced in evaluating and investing in private placement transactions of securities of similar companies and acknowledges that it is able to fend for itself, can bear the economic risk of such Purchaser’s investment in Solar, and has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of the investment in the Subscription Securities and can afford a complete loss of its investment, (iii) has not been organized for the purpose of acquiring the Subscription Securities, (iv) understands that no public market now exists for the Subscription Securities and that it is likely that no public market will ever exist for the Subscription Securities, (v) understands that the Subscription Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that, in the absence of an effective registration statement covering the Subscription Securities or an available exemption from registration under the Securities Act, the Subscription Securities must be held indefinitely, (vi) understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts; (vii) understands that the Subscription Securities will be subject to the provisions of the by-laws of Solar, which provides for certain restrictions on the transferability of the Subscription Securities, (viii) understands that a notation may be made in the appropriate records of Solar indicating that the Subscription

Securities are subject to restrictions on transfer and, if Solar should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Subscription Securities, and (ix) understands that its investment in the Subscription Securities involves a significant degree of risk including a risk of total loss of its investment, and it is fully aware of and understands all the risk factors related to its purchase of the Subscription Securities;

(v) such Purchaser has been advised by Solar that a restrictive legend in the form set forth below shall be placed on the certificates representing the Solar Common Stock, if any:

“NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.”

(vi) such Purchaser is acquiring the Subscription Securities for its own account, solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of federal law or any applicable securities law. Such Purchaser understands that the Subscription Securities have not been registered under the Securities Act on the basis that the sale provided for in this Agreement is exempt from the registration provisions thereof;

(vii) to the full satisfaction of such Purchaser, such Purchaser has been furnished any materials it has requested relating to Solar and the Subscription Securities, and such Purchaser has been afforded the opportunity to ask questions of representatives of Solar concerning Solar and the Subscription Securities and to obtain any additional information necessary to verify the accuracy of any information provided to it;

(viii) such Purchaser is not relying upon any information, representation or warranty by Solar or any affiliate or agent of Solar in determining to invest in Solar, and expressly acknowledges that neither Solar or any affiliate or agent of Solar has made any representations or warranties to it in connection therewith other than the representations and warranties made by Solar in this Agreement. Such Purchaser has, independently and without reliance upon Solar or any affiliate or agent of Solar, and based on such documents and information as such Purchaser has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Solar and made its own investment decision with respect to the investment represented by the Subscription Securities. Such Purchaser has consulted to the extent deemed appropriate by such Purchaser with such Purchaser’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Subscription Securities and on that basis understands the financial, legal, tax and related consequences of an investment in the Subscription Securities, and believes that an investment in the Subscription Securities is suitable and appropriate for such Purchaser;

(ix) such Purchaser has not employed any broker or finder in connection with the transactions contemplated by this Agreement; and

(x) such Purchaser has received a copy of the form of registration rights agreement attached to the Registration Statement on Form S-1 filed by Solar with the U.S. Securities Exchange Commission on August 26, 2014 as Exhibit 4.2 and agrees to be bound by the terms and provisions thereof, as if the same has been duly executed by the undersigned, subject to such modifications thereto as may be agreed to by the authorized persons of Solar and Purchasers.

5. Miscellaneous.

(a) Termination. This Agreement shall be terminated by mutual written consent of Solar and Purchasers, provided that this Agreement may be terminated in the case of any Purchaser solely as to such Purchaser and not as to any other Purchaser by a written consent of Solar and such Purchaser, and further provided that any such termination by or affecting any specific Purchaser shall have no effect on the validity and enforceability of this Agreement as between Solar and any other Purchaser.

(b) Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto against whom such amendment or waiver is sought to be enforced. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

(c) Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein. Each party hereto hereby (i) agrees than any action, directly or indirectly, arising out of, under or relating to this Agreement or the transactions contemplated hereby shall exclusively be brought in the Delaware Court of Chancery sitting in Wilmington, Delaware (the “Court of Chancery”) and shall exclusively be heard and determined by the Court of Chancery, unless the Court of Chancery determines that it does not then have subject matter jurisdiction over such action, in which case any such action shall then exclusively be brought in and shall exclusively be heard and determined by either the Supreme Court of the State of New York sitting in Manhattan or the United States District Court for the Southern District of New York, and (ii) solely in connection with the action(s) contemplated by subsection (i) hereof, (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts identified in subsection (i) hereof, (B) irrevocably and unconditionally waives any objection to the laying of venue in any of the courts identified in clause (i) of this Section 5(c), (C) irrevocably and unconditionally waives and agrees not to plead or claim that any of the courts identified in such clause (i) is an inconvenient forum or does not have personal jurisdiction over any party hereto, and (D) agrees that mailing of process or other papers in connection with any such action in the manner provided herein or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any claim or action directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three postal delivery days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to Solar:

If on or prior to September 15, 2014 –

4931 North 300 West

Provo, UT 84604

Facsimile: (801) 765-5746

Attention: Chief Legal Officer

If after September 15, 2014 –

3301 N. Thanksgiving Way, Suite 500

Lehi, UT 84003

Facsimile: (801) 765-5746

Attention: Chief Legal Officer

with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Facsimile: (650) 493-6811

Attention: Robert Day and Michael Nordtvedt

If to 313:

c/o The Blackstone Group

345 Park Avenue

New York, NY 10154

Facsimile: (212) 583-5710

Attention: Peter Wallace

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Facsimile: (212) 455-2502

Attn: Pete Martelli

If to any other Purchaser:

c/o Vivint, Inc.

4931 North 300 West

Provo, UT 84604

Facsimile: (801) 765-5730

with a copy to (which shall not constitute notice):

Durham Jones & Pinegar

111 East Broadway, Suite 900

Salt Lake City, UT 84111

Attention: N. Todd Leishman

Facsimile: (801) 415-3500

(e) Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(f) Counterparts. This Agreement may be executed in any number of counterparts (including counterparts transmitted by facsimile or electronically in portable document format (pdf)), all of which will be an original and together shall constitute a single instrument.

(g) Injunctive Relief. Each of the parties acknowledges and agrees that a violation of any of the terms of this Agreement will cause the other party irreparable injury for which adequate remedy at law is not available. Accordingly, each party agrees that the other party shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

(h) Rights Cumulative; Waiver. The rights and remedies of the Purchasers and Solar under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(i) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(j) Amendment of Prior Subscription Agreement. Reference is made to the Subscription Agreement, dated as of August 14, 2014, by and between Solar and 313 (the “Prior Subscription Agreement”). Solar and 313 agree that the intention of the parties to the Prior Subscription Agreement was that any transferee of Subscription Securities (as defined in the Prior Subscription Agreement) would receive the right to receive additional shares as contemplated by Section 1(c) thereof in the same manner as contemplated by Section 1(c) hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

VIVINT SOLAR, INC.

By:	/s/ Greg Butterfield
Name:	Greg Butterfield
Title:	Chief Executive Officer

[Signature Page to Subscription Agreement]

The undersigned Purchaser has executed this Subscription Agreement.

313 ACQUISITION, LLC

By:	/s/ Dale R. Gerard
Its:	VP, Finance and Treasurer

Printed Name:	Dale R. Gerard

State/Country of Domicile or Formation: Delaware

Aggregate Subscription Amount: US$ 49,999,990.90

Number of Shares Subscribed: 4,687,499

Address:

[Counterpart Signature Page of Purchaser to Subscription Agreement]

The undersigned Purchaser has executed this Subscription Agreement.

THE PEDERSEN FAMILY TRUST

By:	/s/ Michael Cahill
Name:	Michael Cahill
Title:	Trustee

Aggregate Subscription Amount: US$ 19,999,989.96

Number of Shares Subscribed: 1,874,999

Address:

7371 Prairie Falcon Road, Suite 120 Las Vegas, Nevada 89128

With a copy to:

c/o Vivint, Inc. 4931 North 300 West Provo, UT 84604 Facsimile: (801) 765-5730

[Counterpart Signature Page of Purchaser to Subscription Agreement]

The undersigned Purchaser has executed this Subscription Agreement.

/s/ Alex Dunn
Printed Name: Alex Dunn

Aggregate Subscription Amount: US$ 4,999,989.49

Number of Shares Subscribed: 468,749

Address:

c/o Vivint, Inc. 4931 North 300 West Provo, UT 84604 Facsimile: (801) 765-5730

[Counterpart Signature Page of Purchaser to Subscription Agreement]